                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF VENTURE LAW GROUP]


                                November 10, 1998

Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA  98104

        REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Corixa Corporation ("Corixa") with the Securities and Exchange Commission (the "Commission") on or about November 10, 1998 in connection with the registration under the Securities Act of 1933, as amended, of a total of 12,325 shares of Corixa's Common Stock (the "Shares") reserved for issuance by Corixa pursuant to the GenQuest, Inc. 1996 Stock Option Plan. As Corixa's legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by Corixa in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as Corixa's legal counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

        This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

                                                   Very truly yours,

                                                   VENTURE LAW GROUP
                                                   A Professional Corporation


                                                   /s/Venture Law Group
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